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                                                                   EXHIBIT 10.15

                             ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (the "Agreement") is by and between Mr. William Y. Son ("Assignor"), and Innovative Global Solution, Inc., a California corporation ("Company"), and is effective as of _______________ (the "Effective Date").

                                   RECITALS

     WHEREAS, Assignor has developed or otherwise has rights to certain technology which is described in the Licensed Patents (as defined below), (the "Technology"), which is applicable to the field of cellular telephone communications components, equipment, systems, and methods (the "Field"); and

     WHEREAS, Assignor owns or otherwise has certain Intellectual Property Rights in and to said Technology, including patent, copyright, trade secrets and moral rights in said Technology (collectively "Intellectual Property Rights"); and

     WHEREAS, Company desires to acquire such Technology and all Intellectual Property Rights therein from Assignor subject to the terms hereof for use in said Field; and

     WHEREAS, Assignor wishes to transfer such Technology and Intellectual Property Rights to Company for use in such Field in exchange for the consideration and mutual promises set forth herein;

     NOW, THEREFORE, for good and valuable consideration as described herein, the sufficiency of which is hereby acknowledged, and in exchange for the mutual promises set forth herein, the parties agree as follows:

                                   AGREEMENT

1.   Definitions.
     -----------

     (a) "Assigned Technology" shall mean Technology which has applicability substantially exclusively within the Field.

     (b) "Licensed Technology" shall mean Technology which is not substantially exclusively applicable to the Field, but has utility in other fields.

     (c) "Licensed Patents" shall mean Korean Patent Application Nos. 52811, 52812 and 52813, filed October 15, 1997, and foreign counterpart applications, and any patents granted on such applications in any country of the world.

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2.   Assignment.
     ----------

     Assignor hereby irrevocably assigns, transfers and conveys to Company all its world-wide right, title and interest in the Assigned Technology and all Intellectual Property Rights thereto, including the complete right to exploit or otherwise use the Assigned Technology or any portion thereof in any form of medium, expression or technology now known or hereafter known or developed, all contract and licensing rights, and all claims and causes of action with respect to any of the Assigned Technology, whether now known or hereafter become known, including the right to sue for past infringement.

3.   License.
     -------

     Assignor hereby grants and agrees to grant to Company an exclusive, irrevocable, paid-up, world-wide, and royalty free license and right, in perpetuity, under the Licensed Patents and its Intellectual Property Rights including the right to sublicense through multiple tiers of sublicenses to make, have made, use, sell, offer to sell, import, reproduce, distribute, copy, modify and otherwise practice the Licensed Technology limited, however, to the Field. Assignor also waives and agrees never to assert any moral rights, or the equivalent thereof, against Company with respect to any of the rights described above.

4.   Assistance.
     ----------

     (a) Assignor hereby agrees, on its own volition and at Company's request, to execute, take all actions, and deliver any and all documents, agreements, assignments, or transfers necessary or appropriate to perfect or implement this assignment and license of the rights granted herein to the Company. In the event that a Company is unable for any reason to secure Assignor's signature to any document required to apply for or execute any patent, copyright or other applications with respect to the Assigned Technology (including improvements, renewals, extensions, continuations, divisions or continuations in part thereof), Assignor hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Assignor's agent and attorney-in-fact to act for and in its behalf, and instead of Assignor, to execute and file any such applications and to do all other lawfully permitted acts to further the perfection, prosecution and issuance of patents, copyrights or other rights therein with the same legal force and effect as if executed by Assignor.

     (b) Assignor agrees to reasonably assist Company in defending themselves from any third party claims against Company which are directly related to Company's use of the Assigned or Licensed Technology.

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5.   Consideration
     -------------

     In consideration for the assignment and license of Assignor's Rights in the Technology under this Assignment, the Company shall (i) on the Effective Date pay to Assignor the sum of fifty thousand U.S. dollars ($50,000) and issue to Assignor on or before June 30, 1998 58,000 shares of common stock of Company, and (ii) if a U.S. patent of substantially the same scope as one or more of said Korean Patent Applications issues, pay to Assignor within thirty (30) days of such issuance and additional one hundred fifty thousand U.S. dollars ($150,000) and issue to Assignor 80,000 additional shares of the common stock of Company. Share of common stock issued to Assignor shall be fully paid and non-assessable when issued.

6.   License and Option.
     ------------------

     In further consideration for the assignment and license of rights to the Technology hereunder, Company hereby grants back to Assignor a non-exclusive, perpetual, worldwide (excluding the Republic of Korea) royalty-free transferable license (with the right to sublicense through multiple tiers of sublicenses) to make, have made, use, sell, offer for sale, import, copy, reproduce, distribute and practice the Assigned Technology assigned or licensed to Company hereunder; provided that if Company shall fail to commercialize the Assigned Technology and the license to the Licensed Technology in any country within five (5) years of the Effective Date, then at Assignor's sole option, ownership of the Assignor Technology with respect to that particular country shall revert to Assignor. For purposes of implementing this Section 6, on or about forty-eight (48) months after Effective Date, Company shall provide to Assignor a report detailing Company's progress in the commercialization of the Assigned and Licensed Technology and shall thereafter supply to Assignor such information as reasonably requested by Assignor, to demonstrate Company's commercialization obligations as set forth in this Section 6. The license granted back to Assignor in this Section 6 shall survive, in the event of the bankruptcy of Company.

7.   Warranties and Representations.
     ------------------------------

     Assignor represents and warrants that:

     (a) to the best of Assignors knowledge, Assignor is the owner of or has the right to the Assigned and Licensed Technology assigned or licensed hereunder and to the Intellectual Property Rights conveyed herein;

     (b) to the best of Assignor's knowledge, the use, reproduction, distribution, or modification of the Assignor Technology will not violate the rights of any third parties in the Assigned Technology including, but not limited to, trade secrets, publicity, privacy, copyrights, moral right and patents; and

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     (c)  Assignor has full power and authority to make and enter into this agreement.

8.   Costs. Company agrees to reimburse Assignor for its reasonable costs in
     -----
providing the assistance under Section 4 above. Additionally, Company agrees to indemnify and hold harmless Assignor from any third party claims against Assignor which are directly related to Company's use of the Assigned Technology, but only for such claims which are not, in whole or in part, the result of any act or omission of Assignor or related to the breach by Assignor of any representation or warranty provided hereunder.

9.   Miscellaneous. This Agreement shall be governed by the laws of the State of
     -------------
California without reference to its conflicts of law principles. Any legal proceedings arising out of or relating to this Agreement shall be conducted in the State of California. If any one or more provisions of this Agreement shall be determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions thereof shall not in any way be affected or impaired thereby and shall nevertheless be binding between the parties hereto. Any such invalid, illegal or unenforceable provisions or portion thereof shall be changed and interpreted so as to best accomplish the objectives of such provision or portion thereof within the limits of applicable law or applicable court decisions. This Agreement, together with any attachments and appendices hereto, constitutes the entire agreement between the parties with respect to the subject matter of the Agreement, and supersedes any and all other agreements, written or oral, that the parties heretofore may have had with respect to the subject matter herein.

     IN WITNESS WHEREOF, the Assignor and Company have executed this Agreement.

COMPANY:                                     ASSIGNOR:

Innovative Global Solution, Inc.             Mr. William Y. Son



By:  ____________________________            By: ______________________________

Its: ____________________________

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                     FIRST AMENDMENT TO ASSIGNMENT AGREEMENT

First Amendment to Assignment Agreement (the "First Amendment") is made as of the 20th day of September, 1999 by and between Mr. William Y. Son ("Assignor") and NeoPoint, Inc., a California corporation f/k/a Innovative Global Solution, Inc. ("Company").

                                   RECITALS

WHEREAS, Assignor and Company entered into an Assignment Agreement dated as of February 27, 1998 (the "Original Agreement");

WHEREAS, it is in the best interests of the Company and Assignor to modify the consideration to Assignor in connection with the assignment and license of Assignor's Rights in the Technology; and

WHEREAS, Assignor and Company wish to amend the Original Agreement as set forth below;

NOW, THEREFORE, in consideration of the premises set forth above and the mutual promises hereinafter set forth, the parties agree to amend the Original Agreement as follows:

1)   Section 5(ii) is deleted in its entirety and replaced with the following:

     "(ii) On September 20, 1999 pay to Assignor seventy-five thousand U.S. Dollars ($75,000) and issue to Assignor 40,000 additional shares of the common stock of Company."

2) All capitalized terms not otherwise defined in this First Amendment shall have the meanings ascribed to them in the Original Agreement

3) Except as hereinabove stated, all of the terms and conditions of the Original Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have entered into this First Amendment on the day and year first written above.

NEOPOINT, INC.                               ASSIGNOR
                                             Mr. William Y. Son

By:___________________________               ___________________________________

Name:_________________________

Title:________________________

Amendment

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